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                                                                     EXHIBIT 5.1



                            DAY, BERRY, & HOWARD LLP
                                   Letterhead



                                                      February 7, 2001


Connecticut Water Service, Inc.
93 West Main Street
Clinton, Connecticut 06413

         Re:  Connecticut Water Service, Inc.
              Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Connecticut Water Service, Inc., a Connecticut corporation (the "Company"), in connection with the Registration Statement on Form S-4 and Amendment No. 1 to the Registration Statement (collectively, the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 216,656 shares (the "Shares") of common stock of the Company, (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger by and among the Company, CWS Barnstable Acquisition Corp.,a Connecticut Corporation and wholly owned subsidiary of CWS ("Newco") and Barnstable Holding Co., Inc., a Delaware corporation ("Barnstable"), dated as of October 4, 2000, as amended (the "Merger Agreement").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as currently in effect, and
(iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity



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Connecticut Water Service, Inc.
February 7, 2001
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of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. Members of our firm are admitted to the Bar of the State of Connecticut and do not purport to be an expert on, or express any opinion concerning, any law other than the General Corporation Law of the State of Delaware and the Connecticut General Statutes.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Newco with Barnstable pursuant to the Merger Agreement, and the issuance of the Shares and delivery of proper stock certificates therefor in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the prospectus/proxy statement included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

                                          Very truly yours,

                                          /s/ Day Berry & Howard LLP
                                          Day, Berry & Howard LLP